UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 14, 2018

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01     REGULATION FD DISCLOSURE.
On September 14, 2018, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that its Board of Directors:

a) declared a common stock dividend for the third quarter ending September 30, 2018, of $0.12 per diluted share, payable October 15, 2018, for shareholders of record as of September 28, 2018;

b) declared a dividend for the third quarter ending September 30, 2018, of $0.5281 per diluted share, for the Company’s 8.45% Series D Cumulative Preferred Stock. This dividend is payable October 15, 2018, for shareholders of record as of September 28, 2018;

c) declared a dividend for the third quarter ending September 30, 2018, of $0.4609 per diluted share, for the Company’s 7.375% Series F Cumulative Preferred Stock. This dividend is payable October 15, 2018, for shareholders of record as of September 28, 2018;

d) declared a dividend for the third quarter ending September 30, 2018, of $0.4609 per diluted share, for the Company’s 7.375% Series G Cumulative Preferred Stock. This dividend is payable October 15, 2018, for shareholders of record as of September 28, 2018;

e) declared a dividend for the third quarter ending September 30, 2018, of $0.46875 per diluted share, for the Company’s 7.50% Series H Cumulative Preferred Stock. This dividend is payable October 15, 2018, for shareholders of record as of September 28, 2018; and

f) declared a dividend for the third quarter ending September 30, 2018, of $0.46875 per diluted share, for the Company’s 7.50% Series I Cumulative Preferred Stock. This dividend is payable October 15, 2018, for shareholders of record as of September 28, 2018.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number     Exhibit Description

99.1	Press Release of the Company, dated September 14, 2018, furnished under Item 7.01, announcing the declaration of dividends

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2018

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ JIM PLOHG
Jim Plohg
Associate General Counsel